As filed with the Securities and Exchange Commission on April 3, 2001
                                                              Reg. No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 --------------

                               MOVIE GALLERY, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                          63-1120122
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                          Identification No.)

          900 W. Main Street                                        36301
           Dothan, Alabama                                       (Zip Code)
(Address of principal executive offices)

                                 --------------
                           1994 Stock Plan, As Amended
                            (Full title of the plan)
                                 --------------

                               Joe Thomas Malugen
                               Movie Gallery, Inc.
                               900 W. Main Street
                              Dothan, Alabama 36301
                     (Name and address of agent for service)

                                 (334) 677-2108
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Lawrence P. Schnapp, Esq.
                      Troy & Gould Professional Corporation
                       1801 Century Park East, Suite 1600
                          Los Angeles, California 90067
                                 (310) 553-4441


                         CALCULATION OF REGISTRATION FEE
-----------------------------  --------------  ------------------ ------------------- ----------------
                                               Proposed Maximum    Proposed Maximum
  Title of Securities To Be     Amount To Be   Offering Price Per  Aggregate Offering    Amount of
          Registered            Registered(1)      Share(3)            Price(3)       Registration Fee
-----------------------------  --------------  ------------------ ------------------- ----------------

 Common Stock $.001 par value     400,000(2)         $7.35            $2,940,000            $735
-----------------------------  --------------  ------------------ ------------------- ----------------

(1) In accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), there also are being registered such indeterminate number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the plans.
(2) Represents shares of Common Stock which have become available for issuance under the Registrant's 1994 Stock Plan, as amended as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting held on June 13, 2000 increasing the number of shares authorized for issuance thereunder by an aggregate of 400,000 shares. Options with respect to 132,162 of such shares have been granted to date.
(3) Estimated pursuant to Rule 457 of the General Rules, solely for the purpose of computing the registration fee, based on the last reported sales price of the Common Stock as reported on the NASDAQ National Market on March 30, 2001.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     This Registration Statement is being filed pursuant to General Instruction E to Form 8. The contents of Registration Statements Nos. 33-82968, 33-98896, 333-04633 and 333-82183 pertaining to Movie Gallery, Inc.'s (the "Registrant") 1994 Stock Plan, as amended, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The Registrant hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 400,000 shares (the "Shares") of the Registrant's Common Stock for issuance pursuant to the Registrant's 1994 Stock Plan (the "Plan"), and such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof, pursuant to General Instruction E to Form S-8. The Shares are in addition to 2,600,000 shares of the Registrant's Common Stock registered on Registration Statements on Form S-8 filed with and declared effective by the Securities and Exchange Commission. The Plan covers an aggregate of 3,000,000 shares of Registrant's Common Stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dothan, State of Alabama, on April 3, 2001.

                                    MOVIE GALLERY, INC.


                                     By:

                                        _______________________________________
                                        Joe T. Malugen, Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe T. Malugen and J. Steven Roy, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                              Title                           Date
---------                              -----                           ----
/s/ JOE T. MALUGEN           Chairman of the Board and Chief       April 3, 2001
-----------------------      Executive Officer
Joe T. Malugen

/s/ WILLIAM B. SNOW          Vice Chairman of the Board            April 3, 2001
-----------------------
William B. Snow

/s/ H. HARRISON PARRISH      Director and President                April 3, 2001
-----------------------
H. Harrison Parrish

/s/ SANFORD C. SIGOLOFF      Director                              April 3, 2001
-----------------------
Sanford C. Sigoloff

/s/ J. STEVEN ROY            Executive Vice President and          April 3, 2001
-----------------------      Chief Financial Officer
J. Steven Roy

/s/ IVY M. JERNIGAN          Vice President - Controller           April 3, 2001
-----------------------
Ivy M. Jernigan

                                  EXHIBIT INDEX



     Exhibit Number

     5 Opinion of Troy & Gould Professional Corporation regarding the legality of the securities registered hereunder.

     23.1         Consent of Ernst & Young LLP, independent auditors.

     23.2         Consent of Troy & Gould Professional Corporation (contained in
                  Exhibit 5).

     24           Power of Attorney (contained in Part II)